UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2019

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 27, 2019, Liberty Global plc (“Liberty Global”) and Liberty Global CE Holding BV, a Dutch private limited company (besloten vennootschap) and wholly-owned subsidiary of Liberty Global (“Liberty CE”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Sunrise Communications Group AG, a Swiss company limited by shares (Aktiengesellschaft) (the “Purchaser”). Pursuant to the Purchase Agreement, Liberty CE will sell to the Purchaser all of the shares in Liberty Global Europe Financing BV, a Dutch private limited company (besloten vennootschap) and a wholly-owned subsidiary of Liberty CE (the “Target Company”) which, after the completion of a corporate reorganization specified in the Purchase Agreement, will solely own all of the shares in certain Liberty Global subsidiaries comprising Liberty Global’s businesses and operations in Switzerland (collectively with the Target Company, “UPC Switzerland”).
The transaction value is CHF 6.3 billion ($6.3 billion at the USD/CHF spot rate of 1.00) on a U.S. GAAP basis. The net cash proceeds from the transaction to Liberty Global are estimated to be approximately CHF 2.6 billion ($2.6 billion at the USD/CHF spot rate of 1.00) after adjustments for certain debt items, including vendor financing and capital leases, based on December 31, 2018 balances. The actual amount of proceeds to be received will be based upon working capital at the closing of the transaction, as well as other customary liabilities and post-closing adjustments. The Purchaser will acquire UPC Switzerland inclusive of certain existing senior and senior secured notes and associated derivatives of certain wholly-owned subsidiaries of Liberty Global, known as the UPC Holding borrowing group, and certain other debt items, which have an aggregate value equal to approximately CHF 3.7 billion ($3.7 billion at the USD/CHF spot rate of 1.00) at December 31, 2018.
The closing of the transaction is subject to the satisfaction of certain conditions, including, but not limited to, the fulfillment of certain pre-closing corporate reorganization steps, regulatory clearance by the Swiss Competition Commission (Schweizerische Wettbewerbskommission) (the “WEKO”) (including the expiration or termination of waiting periods required in connection therewith), approval with respect to the Capital Increase (as defined below) by the Purchaser’s shareholders at an extraordinary general meeting of the Purchaser’s shareholders (the “Purchaser Shareholders’ Meeting”), and subsequent registration of the Capital Increase with the applicable Swiss commercial register. To secure funding of the transactions, the Purchaser has agreed to issue new shares of its share capital (the “Rights Issue”) in an aggregate gross amount of not less than CHF 4.1 billion ($4.1 billion at the USD/CHF spot rate of 1.00), as contemplated by an underwriting agreement among the Purchaser and certain banks. In connection with the contemplated Rights Issue, the Purchaser agreed to put the ordinary capital increase and issuance of such shares on the agenda of the Purchaser Shareholders’ Meeting (the “Capital Increase”).
The Purchase Agreement contains certain termination rights for both Liberty CE and the Purchaser, including if the closing has not occurred within twelve (12) months following the date of the Agreement (the “Long Stop Date”), which may be extended by three (3) months by either Liberty CE or the Purchaser if such party reasonably believes the closing conditions can be satisfied in the extended time period (the “Postponed Long Stop Date”). If the Purchase Agreement terminates because (a) certain closing conditions have not been satisfied or waived on or prior to the Long Stop Date (or the Postponed Long Stop Date, as applicable), (b) the WEKO issues a decision prohibiting the transactions, (c) the Purchaser’s shareholders do not approve the Capital Increase at the Purchaser Shareholders’ Meeting, or (d) the Purchaser’s Board of Directors withdraws or adversely amends its recommendation for the Capital Increase (or if the Purchaser breaches certain obligations with respect to the Purchaser Shareholders’ Meeting), except in certain limited circumstances, the Purchaser has agreed to pay to Liberty CE a termination fee of CHF 50 million ($50 million at the USD/CHF spot rate of 1.00). In the event of a termination of the Purchase Agreement, the parties, and certain of their respective affiliates, will enter into a mobile network operator agreement.
The Purchase Agreement contains customary representations and warranties, covenants and indemnities by the parties to the Purchase Agreement, and Liberty Global has agreed to guarantee obligations of Liberty CE, as though it were the relevant sole or principal obligor in accordance with applicable Swiss law. The covenants relate to, among other things, the conduct of UPC Switzerland during the period between the execution of the Purchase Agreement and the closing of the transaction and the parties’ efforts to obtain regulatory clearance in connection with the transactions contemplated by the Purchase Agreement. The covenants also include restrictions on Liberty Global’s ability to compete with UPC Switzerland and solicit certain employees, in each case, for a period of eighteen (18) months following the closing, as well as a standstill from the signing date until the closing of the transaction with respect to shares of the Purchaser, subject to certain exceptions. The indemnities provided by Liberty CE to the Purchaser and its affiliates include indemnities for tax-related claims and a certain investigation by the WEKO in relation to exclusive sports programming rights held by UPC Switzerland.
Pursuant to the Purchase Agreement, the parties, and certain of their respective affiliates, will also enter into certain ancillary agreements in connection with the transactions contemplated by the Purchase Agreement. These include a trademark license agreement permitting UPC Switzerland to use certain intellectual property owned by a Liberty Global subsidiary and an agreement relating to certain transitional services to be provided by Liberty Global and its subsidiaries to UPC Switzerland following the closing of the transaction.

Subject to satisfaction of the closing conditions, including receipt of regulatory clearance, the closing of the transaction is expected to take place prior to year-end 2019.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations and warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement.
Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Exhibit Name

2.1	Share Purchase Agreement, dated as of February 27, 2019, by and among Liberty Global plc, Liberty Global CE Holding BV, and Sunrise Communications Group AG.*

* Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S‑K. Liberty Global hereby undertakes to furnish supplementally copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: March 1, 2019

4